EXHIBIT 23.1
                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under "Experts" in the Registration Statement (Form S-3 No.333-88189) and the related Prospectus of Marvel
Enterprises,  Inc.  for the  registration  of Class B  Warrants,  8%  Cumulative
Convertible Exchangeable Preferred Stock and Common Stock and to the incorporation by reference of our report dated February 8, 2000 with respect to the consolidated financial statements of Marvel Enterprises, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP

New York, New York
March 28, 2000